UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 31, 2008

(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

1-3274	FLORIDA POWER CORPORATION	59-0247770
d/b/a Progress Energy Florida, Inc.
100 Central Avenue
St. Petersburg, Florida 33701-3324
Telephone: (727) 820-5151
State of Incorporation: Florida
None

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
As previously announced on January 5, 2009, Florida Power Corporation d/b/a Progress Energy Florida, Inc. (“PEF”), a subsidiary of Progress Energy, Inc. (“Progress Energy”), entered into an Engineering, Procurement and Construction Agreement (the “EPC Agreement”), dated as of December 31, 2008, between PEF, as owner, and a consortium consisting of Westinghouse Electric Company LLC and Stone & Webster, Inc., as contractor, for a two-unit AP1000 Nuclear Power Plant to be constructed in Levy County, Florida. For additional details, regarding the EPC Agreement, please see the Form 8-K (Event Dated December 31, 2008) filed with the Securities and Exchange Commission (the “SEC”) on January 5, 2009 by Progress Energy and PEF.
This Form 8-K is being filed to provide as an exhibit, the EPC Agreement. Progress Energy and PEF have requested confidential treatment for certain portions of the EPC Agreement pursuant to an application for confidential treatment sent to the SEC. Accordingly, certain portions of the EPC Agreement have been omitted from the filing and have been filed separately with the SEC.
Item 9.01 Financial Statements and Exhibits
Exhibits

10.1	Engineering, Procurement and Construction Agreement, dated as of December 31, 2008, between Florida Power Corporation d/b/a Progress Energy Florida, Inc., as owner, and a consortium consisting of Westinghouse Electric Company LLC and Stone & Webster, Inc., as contractor, for a two-unit AP1000 Nuclear Power Plant. (Progress Energy, Inc. and Florida Power Corporation d/b/a Progress Energy Florida, Inc. have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the SEC. Accordingly, certain portions of the Agreement have been omitted from the filing and have been filed separately with the SEC.)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.

FLORIDA POWER
CORPORATION d/b/a PROGRESS
ENERGY FLORIDA, INC.
Registrants

By:	/s/ Frank A. Schiller

Frank A. Schiller
Assistant Secretary

Date: March 2, 2009